UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Hines Global Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hines Global Income Trust, Inc.
845 Texas Avenue, Suite 3300
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 1, 2024

To the stockholders of Hines Global Income Trust, Inc.:

I am pleased to invite our stockholders to the annual meeting of stockholders of Hines Global Income Trust, Inc. Our annual meeting will be held in a virtual-only format via live webcast on Tuesday, October 1, 2024 at 11:00 a.m., Central Daylight Time. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/HGIT2024. To participate in the meeting, you must have your sixteen-digit control number that is shown on your proxy card or voting instruction form. You will not be able to attend the Annual Meeting in person.

At the meeting, you will be asked to:

•elect seven directors for one-year terms expiring in 2025 and until their successors are duly elected and qualify;

•ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•conduct such other business as may properly come before the annual meeting or any postponement adjournment thereof.

Our board of directors has fixed the close of business on July 3, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of common stock at the close of business on the record date are entitled to notice of, and to vote, at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Hines Global Income Trust, Inc., Attention: Hines Global Income Trust Investor Relations, 845 Texas Avenue, Suite 3300, Houston, Texas 77002 (telephone: (888) 220-6121).

Whether you own few shares or many shares and whether you plan to attend the meeting virtually or not, it is important that your shares be voted on matters that come before the meeting. You may vote your shares by using a toll-free telephone number or the Internet or vote your shares during the virtual meeting if you attend. As always, we encourage you to vote before the meeting via telephone or the Internet even if you plan to attend the annual meeting virtually. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations.

You are cordially invited to attend the virtual annual meeting.

Your vote is important.

By Order of the Board of Directors,

Jeffrey C. Hines
Chairman and CEO
Houston, Texas
July 3, 2024

Proxy Statement

This proxy statement is dated July 3, 2024 and is first being delivered or made available to stockholders on or about July 17, 2024.

Hines Global Income Trust, Inc.
845 Texas Avenue, Suite 3300
Houston, Texas 77002

PROXY STATEMENT

INTRODUCTION

The accompanying proxy card, delivered or made available to our stockholders together with this proxy statement, is solicited by and on behalf of the board of directors of Hines Global Income Trust, Inc. (which we refer to in this proxy statement as “Hines Global” or the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 845 Texas Avenue, Suite 3300, Houston, Texas 77002. We expect to deliver or make this proxy statement and the accompanying proxy card available to our stockholders on or about July 17, 2024. Our 2023 Annual Report to Stockholders was delivered or made available to our stockholders on or about April 29, 2024.

Important Notice Regarding Availability of Proxy Materials

This proxy statement, the form of proxy card, our 2023 Annual Report to Stockholders and our annual report on Form 10-K for the year ended December 31, 2023, are available in the SEC Filings section of our website at www.hinesglobalincometrust.com/sec-filings/.

Stockholders may also obtain a copy of these materials by writing to Hines Global Income Trust, Inc., Attention: A. Gordon Findlay, Chief Accounting Officer, Treasurer and Secretary. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our 2024 annual meeting of stockholders will be held virtually at www.virtualshareholdermeeting.com/HGIT2024 on October 1, 2024, at 11:00 a.m., Central Daylight Time.

What will I be voting on at the meeting?

At the meeting, you will be asked to:

•elect seven directors for one-year terms expiring at the 2025 annual meeting of stockholders and until their successors are duly elected and qualify;

•ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•conduct such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors does not know of any matters that may be acted upon at the meeting other than the matters set forth in the bullets listed above.

Who can vote at the meeting?

The record date for the determination of holders of our common stock entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on July 3, 2024. Each holder of our common stock issued and outstanding as of the record date is entitled to vote at the meeting. On the record date, 262.1 million shares of our common stock were issued and outstanding.

Who can attend the meeting?

All holders of our common stock at the close of business on the record date, or their duly appointed proxies, are authorized to attend the annual meeting. Stockholders who wish to participate in the annual meeting may attend by visiting the web portal located at www.virtualshareholdermeeting.com/HGIT2024 and entering the control number found on the proxy card or voting instruction form.

How many votes do I have?

Each share of our common stock has one vote on each matter considered at the meeting or any postponement or adjournment thereof. The enclosed proxy card shows the number of shares of common stock you are entitled to vote.

How can I vote?

You may vote during the virtual meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•via the Internet at http://www.ProxyVote.com/HGIT;

•by telephone, by calling toll free 1-800-690-6903; or

•by mail, by completing, signing, dating and returning your proxy card in the enclosed envelope.

We encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of voting that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting and the control number required to authorize a proxy to vote your shares via the Internet or by phone, see your proxy card enclosed with this proxy statement.

If your shares of common stock are held in an account by a bank, broker, or other nominee on your behalf, you may receive instructions from your bank, broker, or other nominee describing how to vote your shares.  A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by Broadridge Financial Solutions, Inc., the firm we have retained to aid in the solicitation process, and should be reflected on the voting form from a bank or brokerage firm that accompanies this proxy statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the voting of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote virtually at the annual meeting if you decide to attend.

You also may vote your shares at the meeting. If you attend the annual meeting, you may submit your vote via the virtual meeting portal, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. To obtain instructions regarding how to attend the meeting and vote via the virtual meeting portal, contact Hines Global Income Trust Investor Relations at (888) 220-6121.

If I plan to attend the virtual annual meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the annual meeting virtually. If you vote via telephone or
Internet or send in your proxy card and also attend the annual meeting, you do not need to vote again at the annual meeting unless you want to change your vote.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “for” the election of the nominees for director named in the proxy, and “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Our board of directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the accompanying proxy card to vote the proxies held by them in accordance with their discretion on such matters.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (either in the mail, or by telephone or the Internet), by attending the meeting and voting in the virtual meeting portal or by written notice to us addressed to: Hines Global Income Trust, Inc., Attention: A. Gordon Findlay, Chief Accounting Officer, Treasurer and Secretary, 845 Texas Avenue, Suite 3300, Houston, Texas 77002. No written revocation shall be effective, however, unless and until it is received by us at or prior to the meeting.

What are the board’s recommendations?

Our board of directors recommends that you vote “for” Proposals 1 and 2.

What vote is required to approve each proposal?

Election of Directors. There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of holders of a majority of the shares of our common stock represented virtually or by proxy at the meeting. Any shares not voted (whether by abstention, withholding authority or broker non-vote) will have the effect of votes against the election of nominees to our board of directors.

Ratification of Appointment of Independent Auditors. This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What constitutes a “quorum”?

The presence at the meeting, virtually or represented by proxy, of the holders entitled to cast at least 50 percent of all of the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by our officers and other employees of HGIT Advisors LP (our “Advisor”), who will receive no additional compensation. We have retained Broadridge Financial Solutions, Inc., to aid in the solicitation of proxies. We will pay Broadridge Financial Solutions, Inc., a fee of approximately $5,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request that banks, brokers, custodians, nominees, fiduciaries and other record holders forward copies of the proxy materials to people on whose behalf they hold shares of common stock and request authority for the exercise of proxies by the record holders on behalf of those people, if necessary. In compliance with the regulations of the Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our common stock.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in different accounts. You should authorize a proxy to vote the shares held in each of your accounts by telephone, the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact Hines Global Income Trust Investor Relations at 845 Texas Avenue, Suite 3300, Houston, Texas 77002 or call us at (888) 220-6121. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Hines Global Income Trust Investor Relations at 845 Texas Avenue, Suite 3300, Houston, Texas 77002 or call us at (888) 220-6121. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact Hines Global Income Trust Investor Relations.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

Pursuant to our bylaws, in order for a stockholder proposal to be properly submitted for presentation at our 2025 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on February 17, 2025 and ending at 5:00 p.m., Central Time, on March 19, 2025. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than March 19, 2025. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Hines Global Income Trust, Inc., 845 Texas Avenue, Suite 3300, Houston, Texas 77002, Attention: A. Gordon Findlay, Chief Accounting Officer, Treasurer and Secretary. For additional information, see the section in this proxy statement captioned “Stockholder Proposals for the 2025 Annual Meeting.”

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

Our board of directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained our Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is an affiliate of our sponsor, Hines Interests Limited Partnership (“Hines”). Our board of directors, especially our independent directors, is responsible for monitoring and supervising our Advisor’s conduct of our day-to-day operations.

Our charter (the “Charter”) and bylaws provide for a board of directors with no fewer than three and no more than fifteen directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or our Advisor by virtue of:

•ownership of an interest in Hines, our Advisor or their affiliates, other than the Company or any affiliate with securities registered under the Exchange Act;

•employment by (or service as an officer, trust manager or director of) Hines, our Advisor or their affiliates, other than service as a director for us or any affiliate with securities registered under the Exchange Act;

•performance of services, other than as a director, for us or any affiliate with securities registered under the Exchange Act;

•service as a director, trust manager or trustee of more than three real estate investment trusts advised by our Advisor or organized by Hines; or

•maintenance of a material business or professional relationship with Hines, our Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or our Advisor, either directly or indirectly, as set forth above. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, our Advisor, or their affiliates.

A business or professional relationship is considered material if the gross revenue derived by the director from our Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

In addition, our independent directors must meet the independence requirements specified below under “Corporate Governance.”

On October 20, 2023, Humberto “Burt” Cabañas gave notice of his resignation from our board of directors, effective as of November 1, 2023. Our Charter requires that a majority of the members of the board be comprised of independent directors except for a period of 60 days after the death, removal, or resignation of an independent director. The vacancy created by the resignation of Mr. Cabañas left the board without a majority of independent directors. In response, Laura Hines-Pierce resigned, voluntarily and temporarily, from our board of directors, effective as of December 31, 2023, in order to re-establish a majority of independent directors on the board. As a result, we currently have five directors, three of whom are independent. Generally, directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and (if longer) until his or her successor has been duly elected and qualifies. Based on the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated Ms. Diane S. Paddison and Ms. Hines-Pierce for election to the Board at the 2024 annual meeting. The Board has approved an automatic expansion of the size of the Board if and at the time when both Ms. Paddison and Ms. Hines-Pierce are elected to the Board.

During 2023, our board of directors held 28 meetings, including board committee meetings. No director attended fewer than 75% of the aggregate of all meetings held during 2023 by our board of directors and by board committees, with the exception of Burt Cabañas, whose resignation from the board of directors became effective in November 2023. Six of the directors then serving attended our 2023 annual meeting of stockholders. We anticipate that all of our directors will virtually attend our 2024 annual meeting of stockholders.

Nominees for our Board of Directors

The proxy holders named on the proxy card intend to vote for the election of the seven nominees listed below. Our board of directors has selected these nominees on the recommendation of the board’s Nominating and Corporate Governance Committee. Directors will be elected by the affirmative vote of holders of a majority of the shares of our common stock represented virtually or by proxy at the meeting. Any shares not voted by abstention, withholding authority, or broker non-vote will have the effect of votes against the election of nominees to our board of directors.

If, by the time of the meeting, one or more of the nominees should become unable to serve for any reason, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

Our board of directors unanimously recommends a vote “FOR” each of the nominees listed below.

Set forth below is biographical information regarding the seven nominees for our board of directors. We have listed the nominees to serve as our affiliated directors in descending order of their tenure on our board of directors, followed by our lead independent director, and then we have listed the remaining nominees to serve as independent directors in descending order of their tenure.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Jeffrey C. Hines	69	2013	Mr. Hines joined Hines in 1982. Mr. Hines is the co-owner, Chairman and Co-CEO of Hines and has served as Chairman of our board since July 2013. Mr. Hines has served as our CEO since December 31, 2019. From December 2008 to June 2020, Mr. Hines served as the Chairman of the Board of Hines Global REIT, Inc. (“Hines Global REIT”). Additionally, Mr. Hines served as the Chairman of the Board of Hines REIT from August 2003 through the liquidation and dissolution of Hines REIT in August 2018. He also served as a member of the management board of the Hines U.S. Core Fund (the "Core Fund"), from August 2003 through the liquidation and dissolution of the Core Fund in December 2018. As the President and Co-CEO of Hines, he is responsible for overseeing all firm policies and procedures as well as day-to-day operations and is a member of Hines’ Executive and Investment Committees. He became President of the general partner of Hines in 1990 and Chief Executive Officer of the general partner of Hines in January 2008. He became Chairman of the general partner of Hines in 2020 after Gerald Hines’ passing. He has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of Hines’ domestic and international acquisition program and currently oversees a portfolio of $94.6 billion in assets under management. Mr. Hines graduated from Williams College with a B.A. in Economics and holds a M.B.A. from Harvard Business School. Mr. Hines is the father of Laura Hines-Pierce, who has temporarily resigned from our board of directors.

We believe that Mr. Hines’ career, spanning more than 40 years in the commercial real estate industry, including his leadership of Hines and the depth of his knowledge of Hines and its affiliates qualifies him to serve on our board of directors.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
David L. Steinbach	47	2019	Mr. Steinbach joined Hines in 1999. Mr. Steinbach is a Senior Managing Director - Investment Management, Co-Head of Investment Management and the Global Chief Investment Officer for Hines, and has served on the Board since July 2019.He is responsible for management of the real estate acquisition program in the U.S. and internationally. Additionally, he served as the Chief Investment Officer for us and for Hines Global REIT from July 2014 until December 2019 and June 2020, respectively. He is a member of Hines’ Executive and Investment Committees. He previously served as Managing Director – Investment Management for Hines from February 2011 to February 2017 and was responsible for the acquisition of over $4 billion in assets for various Hines affiliates in the U.S. and internationally. Prior to this role, he served in various roles in which he was responsible for acquisitions, asset management and property dispositions on behalf of the Company, Hines Global REIT, Hines REIT, and the Core Fund both in the U.S. and internationally. He graduated from Texas A&M University with a Bachelors and Masters in Business Administration.

			We believe that Mr. Steinbach’s significant experience as an executive at our Company and at Hines qualifies him to serve as one of our directors. Mr. Steinbach’s extensive knowledge of the U.S. and international real estate markets, as well as his considerable institutional knowledge, allow him to provide valuable insight as a director.

Laura Hines-Pierce	40	2021
Ms. Hines-Pierce is Co-CEO of Hines, working side-by-side with Chairman and Co-CEO Jeff Hines to help shape firm-wide strategy and manage key risks. She is a member of Hines’ Executive Committee and a member of the Investment Committee. Ms. Hines-Pierce joined Hines in 2012 and was responsible for project management of developments and support of new business opportunities in the Midwest and Southeast Regions. She served as Project Manager for River Point, a 1.1 million-square-foot, 52-story office tower and 1.5-acre park located in Chicago's West Loop submarket. Her responsibilities included zoning and entitlement, relationship management with equity partner Ivanhoé Cambridge, budget and schedule oversight, design and construction coordination, financial analysis, leasing and marketing. In 2017, Hines-Pierce worked in the Office of the Chief Investment Officer for Hines, focused on several firm-wide initiatives that have helped to refine investment strategy and acquisition efforts. From 2018 to 2020, she was Hines’ Transformation Officer where she supported strategic and transformative efforts across the business. In addition, Ms. Hines-Pierce was part of the grassroots team that established the OneHines Women’s Network, leading to the creation of Hines’ Diversity, Equity & Inclusion initiative. Prior to joining Hines, she worked for Sotheby’s in New York and interned at Eastdil Secured. Ms. Hines-Pierce earned a BA in Economics and Art History from Duke University and an MBA from Harvard University.

We believe that Ms. Hines-Pierce's significant experience in multiple executive leadership roles within Hines and the considerable depth of her institutional knowledge of Hines and its affiliates qualifies her to serve on our board of directors.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
John O. Niemann, Jr.	67	2014	Mr. Niemann has served as one of our independent directors since July 2014, and as our lead independent director since May 2019. In addition, he has served as an independent director and is on the Audit and Nominating and Corporate Governance Committees of MSC Income Fund, Inc. (formerly, "HMS Income Fund, Inc."), which is a non-listed public business development company that was originally co-sponsored by Hines (Hines no longer advises the company), since May 2012 and currently serves as the chairman of the Nominating and Corporate Governance Committee and has also served as the Chairman of the Audit Committee. He joined Professional Asset Indemnity Limited as a Director in October 2021, which is a non-public Bermuda captive insurance company in runoff. He has also served as an independent director and is on the Audit, Investment, and Compensation Committees of Adams Resources & Energy, Inc. (NYSE: AE) since May 2019, and currently serves as the Chairman of the Audit Committee. He previously served as a director and Chairman of the Audit Committee of Gateway Energy Corporation from June 2010 until December 2013 (when the company went private). From June 2013 to March 2023, he served as a Managing Director of Andersen Tax LLC (formerly known as WTAS LLC). He is also the president and chief operating officer of Arthur Andersen LLP, and has been since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. He began his career at Arthur Andersen LLP in 1978 and has served in increasing responsibilities in senior management positions, since 1992. Mr. Niemann has served on the board of directors of many Houston area nonprofit organizations, including the Catholic Endowment Foundation of Galveston-Houston, Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre and Taping for the Blind, Inc. He graduated with a Bachelor of Arts in managerial studies (magna cum laude) and a Masters in Accounting from Rice University, received a Juris Doctor (summa cum laude) from the South Texas College of Law, and a Masters of Law in taxation (summa cum laude) from the University of San Francisco School of Law.

We believe Mr. Niemann’s significant experience in the public accounting industry, including over 40 years in various capacities at Arthur Andersen LLP makes him well qualified to serve as one of our directors and as the audit committee financial expert. Drawing on this experience, Mr. Niemann is able to provide valuable insights regarding our investment strategies, internal controls, and financial reporting. In addition, through his experience serving on the board of directors of other public companies, Mr. Niemann has previous experience in the requirements of serving on a public company board.

Dougal A. Cameron	66	2014	Mr. Cameron has served as one of our independent directors since July 2014. Mr. Cameron is President and Owner of Cameron Management, a position he has held since his founding of the firm in 1995. Cameron Management is a firm that owns, finances, leases, and manages all of its office buildings in an integrated fashion. From 1991-1994, Mr. Cameron was an owner and investment manager of VNSM Inc., an investment management firm with over $1 billion in assets under management. Prior to this time, he was an accountant with Arthur Young & Company (now Ernst & Young), and he worked as an asset and project manager for Hines from 1985 to 1991. Additionally, he was on the board of Mosher Inc., a private, closed-end mutual fund from 1992 to 1997. Mr. Cameron holds a bachelor’s degree in Accounting from Texas Tech University and an M.B.A. from Harvard Business School. Mr. Cameron taught economics at Harvard University and The Acton School of Business in Austin, and is currently on the faculty of the Prison Entrepreneurship Program.

We believe that Mr. Cameron is well-qualified to serve as one of our directors due to his background in running a real estate firm since 1995 and his extensive experience in owning, leasing and managing office buildings as the company intends to make investments in office buildings along with other real estate product types.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Dr. Ruth J. Simmons	79	2021
Dr. Simmons has served as one of our independent directors since June 2021. Dr. Simmons was named a President's Distinguished Fellow at Rice University and commenced this role on April 1, 2023. Dr. Simmons has also been named a senior adviser to the president of Harvard University on engagement with Historically Black Colleges and Universities and will begin that role in June 2023. Dr. Simmons was the President of Prairie View A&M University from December 2017 through February 2023 and was its interim President from July 2017 to December 2017. Dr. Simmons is also President Emerita of Brown University, having served as President from 2001 to 2012. Prior to that, Dr. Simmons served as President of Smith College from 1995 to 2001 and Vice Provost of Princeton University from 1991 to 1995. She also served in various leadership positions at colleges and universities beginning in 1977, including the University of Southern California from 1979 to 1983, Princeton University from 1983 to 1989 and Spelman College from 1989 to 1991. Dr. Simmons currently serves on the board of directors for a number of privately-held companies, the Houston branch of the Federal Reserve Bank of Dallas and previously served on the board of directors at Square, Inc. from August 2015 to February 2020, Chrysler Automobiles N.V. from June 2012 to April 2019, Mondelez International, Inc. from October 2012 to November 2017, The Goldman Sachs Group, Inc. from 2000 until May 2010 and Texas Instruments Inc. from August 1999 to April 2016. Dr. Simmons holds a B.A. in French from Dillard University and a Ph.D. in Romance Languages and Literatures from Harvard University.

We believe Dr. Simmons' significant experience as a leader and innovator in higher education and as a director on multiple public company boards make her well-qualified to serve as one of our directors.

Diane S. Paddison	65	2024	Diane S. Paddison serves as Founder of 4word, www.4wordwomen.org, a not-for-profit organization she founded in 2011 that connects, leads and supports professional Christian women and enables them to reach their potential. From February 2010 until June 2014, Ms. Paddison served as Chief Strategy Officer of Cassidy Turley, one of the nation’s largest commercial real estate service providers. Prior to joining Cassidy Turley, Ms. Paddison served as the Chief Operating Officer of ProLogis, an owner, manager, and developer of distribution facilities, from June 2008 until January 2009. Prior to that, Ms. Paddison was with CB Richard Ellis and Trammell Crow Company for over 20 years. During her time there, she served as Senior Vice President, Corporate and Investor Client Accounts from April 2001 until December 2004, Chief Operating Officer, Global Services from January 2005 until December 2006, and President, Global Corporate Services — Client Accounts from December 2006 until May 2008. Ms. Paddison was part of a ten-member executive team that managed the merger between Trammell Crow Company and CB Richard Ellis in December 2006. Ms. Paddison serves on the Salvation Army’s National Advisory Board and, since 2009, as an independent director at Lightstone Value Plus REIT V, Inc. Ms. Paddison is the author of “Work, Love, Pray.” Ms. Paddison holds a Master of Business Administration degree from the Harvard Graduate School of Business and a Bachelor of Science degree from Oregon State University where she graduated as Valedictorian.

			We believe Ms. Paddison's significant experience in the commercial real estate industry, including decades in executive leadership roles at prominent real estate firms, as well as her experience serving on another public company board, make her well-qualified to serve as one of our directors.

CORPORATE GOVERNANCE

The five standing committees of our board of directors are: the Audit Committee, the Conflicts Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Valuation Committee. You may obtain copies of the charters for the Audit Committee, the Conflicts Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee from our website at www.hinesglobalincometrust.com/governance/. Each committee has three members and is composed entirely of our three independent directors. It is expected that Ms. Paddison will be appointed to serve on each of our standing committees upon her election to the Board. Currently, Mr. Niemann serves as chairman of the Audit Committee and Valuation Committee, Mr. Cameron serves as chairman of the Compensation Committee and Conflicts Committee, and Dr. Simmons serves as chair of the Nominating and Corporate Governance Committee. Mr. Niemann also serves as the lead independent director.

Our board of directors has determined that each of our independent directors and Ms. Paddison are independent within the meaning of the applicable (i) provisions set forth in our Charter, and (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), under the independence rules set forth in the NYSE Listed Company Manual. An “independent director” is defined under our charter as a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or our Advisor by virtue of:

•ownership of an interest in Hines, our Advisor or their affiliates other than us or any affiliate with securities registered under the Exchange Act;

•employment by Hines or our Advisor or their affiliates;

•service as an officer, trust manager or director of Hines or our Advisor or their affiliates other than as a director of the Company or any affiliate with securities registered under the Exchange Act;

•performance of services for us, other than as a director, or for any of our affiliates with securities registered under the Exchange Act;

•service as a director, trust manager or trustee of more than three real estate investment trusts advised by our Advisor or organized by Hines; or

•maintenance of a material business or professional relationship with Hines, our Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or our Advisor, as set forth above either directly or indirectly. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, our Advisor, or their affiliates. A business or professional relationship is considered material if the aggregate gross revenue derived by the director from our Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

Our board of directors follows the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices. To be considered independent under the NYSE rules, our board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if:

•the director was employed by us within the last three years;

•an immediate family member of the director was employed by us as an executive officer within the last three years;

•the director, or an immediate family member of the director, received more than $120,000 during any 12-month period within the last three years in direct compensation from us, other than director and committee compensation and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•the director is a current partner or employee of a firm that is our internal or external auditor, the director has an immediate family member who is a current partner of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on our audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Interested parties may communicate matters they wish to raise with the directors by writing to Hines Global Income Trust, Inc., 845 Texas Avenue, Suite 3300, Houston, Texas 77002, Attention: A. Gordon Findlay, Chief Accounting Officer, Treasurer and Secretary. Mr. Findlay will deliver all appropriate communications to the Nominating and Corporate Governance Committee of our board of directors, which will, in its discretion, deliver such communications (together with any recommendations) to our board of directors no later than the next regularly scheduled meeting of the board of directors.

Audit Committee

The Audit Committee, in performing its duties:

•oversees the integrity of our financial statements and other financial information to be provided to our stockholders;

•directly appoints, retains, compensates, evaluates and terminates the independent auditors;

•reviews with the independent auditors the plans and results of the audit engagement;

•approves professional services provided by our principal independent registered public accounting firm;

•reviews the independence, performance and qualifications of our principal independent registered public accounting firm;

•considers and approves the range of audit and non-audit fees;

•reviews the adequacy of our systems of disclosure controls and internal controls over financial reporting; and

•oversees our compliance with legal and regulatory requirements.

Our board of directors has determined that each member of our Audit Committee is independent within the meaning of the applicable provisions of our Charter, the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules. In addition, our board of directors has determined that John O. Niemann, Jr. is an “audit committee financial expert” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by our board of directors, no member of the committee may serve as a member of the Audit Committee of more than two other public companies. During 2023, the Audit Committee held five meetings.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2023 is presented below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in performing its duties:

•assists our board of directors in identifying individuals qualified to become members of our board of directors;

•recommends candidates to our board of directors to fill vacancies on the board and to stand for election by the stockholders at the annual meeting;

•recommends committee assignments for directors to the full board;

•periodically assesses the performance of our board of directors;

•reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•reviews and reassesses the adequacy of and compliance with our Code of Business Conduct and Ethics for Senior Officers and Directors and recommends any proposed modifications to our board of directors for approval.

Our board of directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the applicable provisions of our Charter, the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules.

Among the criteria the committee uses in evaluating the suitability of individual nominees for our board (whether such nominations are made by management, a stockholder or otherwise), the committee considers each nominee’s:

•personal and professional integrity, experience and skills;

•ability and willingness to devote the time and effort necessary to be an effective board member; and

•commitment to acting in our best interests and the best interests of our stockholders.

The committee also gives consideration to the diversity of our board of directors in terms of having an appropriate mix of experience, education and skills, to the requirements contained in our Charter and to each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and to understand our business operations and objectives. Moreover, as required by our Charter, a director other than an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire, and at least one of our independent directors must have at least three years of relevant real estate experience.

If our board of directors determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee considers whether it is advisable to retain a third-party search firm to identify candidates. During 2023, the committee paid no fees to third parties to assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee also considers nominees timely submitted by stockholders under and in accordance with the provisions of our bylaws (see “Stockholder Proposals for the 2025 Annual Meeting” below). A stockholder’s notice must set forth specified information as to each person whom the stockholder proposes to nominate for election to the board, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, by Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). The Nominating and Corporate Governance Committee will consider all such nominees and will take into account all factors the committee determines are relevant, including the factors summarized above. During 2023, the Nominating and Corporate Governance Committee held four meetings.

Conflicts Committee

The Conflicts Committee reviews and approves specific matters that our board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our stockholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement (the “Advisory Agreement”) between us, HGIT Properties LP (the “Operating Partnership”) and our Advisor. The Conflicts Committee is also responsible for reviewing and approving each purchase or lease by us of property from an affiliate or purchase or lease by an affiliate from us. The Conflicts Committee is responsible for reviewing our Advisor’s performance and the fees and expenses paid by us to our Advisor and any of its affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our stockholders. The Conflicts Committee is also responsible for reviewing Hines’ performance as property manager of our directly owned properties.

During 2023, the Conflicts Committee held five meetings. The Conflicts Committee has reviewed our policies and has determined that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions - Policies and Procedures for Review of Related Party Transactions.” The Conflicts

Committee reviewed each of the material transactions between Hines and its affiliates and the Company, which occurred during 2023. These transactions are described in “Certain Relationships and Related Transactions” below. The Conflicts Committee has determined that all our transactions and relationships with Hines and its affiliates during 2023 were fair and were approved in accordance with the policies referenced in “Certain Relationship and Related Transactions” below.

Compensation Committee

The Compensation Committee’s primary purpose is to oversee our compensation programs. The committee reviews and approves or recommends to our board of directors the compensation and benefits for our independent directors. We do not pay our affiliated directors for their service as directors. In the event we hire employees, our Compensation Committee will review and approve the compensation for our executive officers, as well as any employment, severance and termination agreements or arrangements made with any executive officer. We have not retained any independent compensation consultants.

The Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, provided that the decision of such subcommittee shall be presented to the full Compensation Committee at its next meeting. During 2023, the Compensation Committee held two meetings.

Valuation Committee

    The Valuation Committee is responsible for the oversight of the process for the periodic valuation of our common stock, subject to the final approval of our board of directors. The Valuation Committee oversees the engagement of one or more independent valuation firms for purposes of performing an independent valuation consistent with the valuation policy adopted by our board of directors. The Valuation Committee reviews the report and other information provided by the independent valuation firm or firms and makes a recommendation to our board of directors as to the estimated net asset value, or NAV, of our common stock. During 2023, the Valuation Committee held five meetings.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, whether acting in their capacities as our officers or in their capacities as officers of our Advisor or its general partner. The Code of Business Conduct and Ethics covers topics including conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. Our Code of Business Conduct and Ethics is available, free of charge, on the Corporate Governance section of our website, www.hinesglobalincometrust.com/governance/. You may also obtain a copy of this code by writing to: Hines Global Income Trust Investor Relations, 845 Texas Avenue, Suite 3300, Houston, Texas 77002. Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics that relate to any executive officer or director must be approved by our Nominating and Corporate Governance Committee and will be posted on our website at www.hinesglobalincometrust.com/governance/ within four business days of any such waiver.

Compensation Committee Interlocks and Insider Participation

During 2023, our Compensation Committee consisted of Messrs. Cabañas, Cameron and Niemann and Dr. Simmons, all of whom are independent directors. On October 20, 2023, Mr. Cabañas gave notice of his resignation from our Compensation Committee, effective November 1, 2023. None of our executive officers served as a director or member of the compensation committee of an entity whose executive officers included a member of our board of directors or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

    Our board of directors is structured in a manner that it believes allows it to exercise independent oversight and function effectively. As noted above, a majority of our directors are independent, as defined in our Charter and the applicable rules of the NYSE. Currently, Mr. Hines serves as both our CEO and Chairman of our board of directors. Our board of directors has determined that the use of the lead independent director, as described below, along with the combined Chairman and CEO positions, is an appropriate and effective leadership structure for the Company. Mr. Hines has been the Chairman of our board of directors since inception and has more than 40 years in the commercial real estate industry and a deep knowledge of Hines and its affiliates. As the individual primarily responsible for overall management of our business strategy and day-to-day operations, he is positioned to effectively chair regular board of directors meetings at which the directors will discuss key business and strategic issues.

    In addition, each of the committees of our board of directors described above is composed entirely of our independent directors. Each of these independent committees meets with and reviews material from management and reports its conclusions and recommendations to our board of directors, enabling the full board of directors to effectively perform its risk oversight responsibilities. Further, at regularly scheduled meetings, our board of directors reviews matters relating to the Company’s investment activity, leverage, liquidity, operations, conflicts of interest, internal controls, legal and regulatory compliance, and risks that arise from time to time, such as the risks related to the ongoing conflict between Russia and the Ukraine and in the Middle East. With respect to cybersecurity risk oversight, our board of directors and/or the Audit Committee receive reports and/or updates from management no less than annually on the primary cybersecurity risks facing the Company, Hines and our Advisor and the measures the Company, Hines and our Advisor are taking to mitigate such risks. In addition to such reports, our board of directors and/or the Audit Committee receive updates from management and our Advisor as to changes to the Company’s, Hines' and our Advisor’s cybersecurity risk profile or certain newly identified risks. Our board of directors will receive prompt and timely information regarding any cybersecurity incident that meets established reporting thresholds.

Lead Independent Director

Our board of directors believes that it has adopted a governance structure that ensures a strong, independent board. The position of lead independent director has been established to further strengthen the role of independent directors in board leadership. Our independent directors have appointed Mr. Niemann to serve as our lead independent director. Our lead independent director will, among other things:

•preside at all meetings of our board of directors at which the Chairman is not present;
•schedule meetings of the independent directors from time to time, as he deems necessary or appropriate;
•preside at executive sessions of the independent directors;
•serve as a liaison between the Chairman and the independent directors;
•bring to the attention of the Chairman any additional issues for the board's attention and consideration after reviewing the agenda and schedule provided to the board of directors;

•assure there is sufficient time for discussion of all agenda items at each board meeting; and
•review the information and materials sent to our board of directors, and provide input as to the quality, quantity and timeliness of the information submitted by our management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties.

As described above, our board of directors has determined that four of the seven nominees for our board of directors are “independent” within the meaning of the applicable provisions of our Charter, the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules, and each of our committees is comprised entirely of our independent directors. Each committee is given significant responsibility to oversee our governance policies and procedures and remains actively involved in the oversight of risk management and assessment. Our board of directors receives periodic presentations from our executive officers regarding our compliance with our corporate governance practices. While our board of directors maintains oversight responsibility, management is responsible for our day-to-day risk management processes. Our board of directors believes this division of responsibility is the most effective approach for addressing the risks we face.

Officer and Director Hedging

Our board of directors has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers and directors, as well as employees of our Advisor, Hines, and their affiliates, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of shares of our common stock. Our common stock is not traded on any exchange, so there is no established market value for shares of our common stock. For the year ended December 31, 2023, there were no such hedging transactions by any of our officers and directors or by any employees of our Advisor, Hines, and their affiliates, or any of their designees.

DIRECTOR COMPENSATION

Our Compensation Committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as an externally-managed REIT, service as an independent director on our board requires a substantial time commitment. The Compensation Committee balances these considerations with the principles that our independent director compensation program should be transparent and, in part, should align directors’ interests with those of our stockholders.

The following table sets forth information regarding compensation of our directors during 2023.

2023 Director Compensation

Name	Fees Earned or Paid in Cash	Aggregate Stock Awards(1)(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Humberto “Burt” Cabañas (3)	$76,875	$—	$—	$—	$—	$—	$76,875
Dougal A. Cameron	$96,667	$75,000	$—	$—	$—	$—	$171,667
John O. Niemann, Jr.	$108,125	$75,000	$—	$—	$—	$—	$183,125
Dr. Ruth J. Simmons	$92,500	$75,000	$—	$—	$—	$—	$167,500
Jeffery C. Hines, David L. Steinbach and Laura Hines-Pierce (4)(5)	$—	$—	$—	$—	$—	$—	$—

(1)Each of Messrs. Cabañas, Cameron and Niemann and Dr. Simmons received 7,225.434 restricted shares of common stock upon their re-election to our board of directors following our 2023 annual meeting. The shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act for transactions not involving any public offering.
(2)The value of the common stock awards was calculated based on the estimated NAV, of $10.38 per share determined as of August 31, 2023, which was the NAV per share most recently determined on the grant date of the awards.
(3)On October 20, 2023, Humberto “Burt” Cabañas gave notice of his resignation from our board of directors and from each committee of the board, effective as of November 1, 2023, and as a result his award was rescinded on October 31, 2023.
(4)Messrs. Hines and Steinbach and Ms. Hines-Pierce, who are employees of Hines, received no compensation for serving as members of our board of directors.
(5)In December 2023, Ms. Hines-Pierce temporarily resigned from our board of directors in order to re-establish a majority of independent directors following the resignation of Mr. Cabañas.

During the year ended December 31, 2023, we paid our independent directors an annual fee of $85,000.

We paid the following annual retainers to the Chairpersons of our board committees for 2023:

•$10,000 to the Chairperson of the Conflicts Committee;

•$15,000 to the Chairperson of the Audit Committee;

•$7,500 to the Chairperson of the Compensation Committee;

•$7,500 to the Chairperson of the Nominating and Corporate Governance Committee; and

•$7,500 to the Chairperson of the Valuation Committee.

For the year ended December 31, 2023, the lead independent director, a role currently held by Mr. Niemann, was paid an annual retainer of $5,000.

All directors are reimbursed by us for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

In October 2023, each independent director reelected to the board was granted $75,000 in restricted Class I shares following reelection. These restricted Class I shares will fully vest on the earlier to occur of: (i) the first anniversary of the applicable grant date, subject to the independent director serving continuously as an independent director through and until the first anniversary of the applicable grant date; (ii) the termination of service as an independent director due to the independent director’s death or disability; or (iii) a change in control of the Company, subject to the independent director serving continuously through and until the date of the change in control of the Company. On October 20, 2023, Humberto “Burt” Cabañas gave notice of his resignation from our board of directors and from each committee of the board, effective as of November 1, 2023, and as a result his award was rescinded on October 31, 2023.

In May 2024, our board of directors approved an amended compensation plan under which we increased the annual retainer paid to the chairperson of the Compensation Committee to $10,000, increased the annual retainer paid to the chairperson of the Nominating and Corporate Governance Committee to $10,000 and removed the annual retainer paid to the chairperson of the Valuation Committee. All of the annual retainers will be prorated for the remainder of 2024.

EXECUTIVE OFFICERS

In addition to Mr. Hines who serves as our Chairman and CEO and is listed under the heading, “Nominees for Our Board of Directors,” listed below are our current executive officers appointed by our board of directors to serve until our 2024 annual meeting of stockholders, or until a qualified successor has been duly elected and qualifies. The business address of each of our executive officers is: c/o Hines Global Income Trust, Inc., 845 Texas Avenue, Suite 3300, Houston, Texas 77002.

Name and Title	Age	Experience
Alfonso Munk, President and Chief Investment Officer—Americas	50
Mr. Munk joined Hines in October 2019 as Chief Investment Officer-Americas. He was elected President and Chief Investment Officer -Americas of the Company in December 2019. Prior to joining Hines, Mr. Munk was the Managing Director, Americas Chief Investment Officer and head of Latin America for PGIM Real Estate, Prudential Financial’s global real estate investment arm, from 2012 to October 2019. As Managing Director, Mr. Munk was responsible for overseeing PGIM Real Estate’s Americas transaction activities, real estate debt strategies and the management of operations in Latin America. Mr. Munk’s responsibilities as Americas Chief Investment Officer and head of Latin America included overseeing all Americas transaction activities (acquisitions and dispositions of more than $8 billion annually), developing and implementing PGIM Real Estate Latin America’s strategy and overseeing PGIM Real Estate Debt Strategies. Mr. Munk graduated from Cornell University with a B.S. in Business and Hospitality Administration and received his M.B.A. from The Wharton School, University of Pennsylvania, with a concentration in Finance and Real Estate.

Alex Knapp, Chief Investment Officer—Europe	46
Mr. Knapp joined Hines in September 2008 and was appointed Chief Investment Officer – Europe of the Company in December 2019. Since April 2019, Mr. Knapp has served as Chief Investment Officer – Europe for Hines. Previously, Mr. Knapp served as Senior Managing Director of Hines from February 2018 to March 2019 and Managing Director of Hines UK from December 2013 to February 2018. During his time at Hines, Mr. Knapp has had lead roles on more than £1 billion of commercial transactions ranging from core acquisition to ground up development. Mr. Knapp has overseen the expansion of the Hines student housing program under the aparto operating brand, which comprises 14 developments in the UK, Ireland and Italy, with a GDV of more than £600 million. Mr. Knapp also led Hines’ efforts in the living sector - including residential for rent, student and hotels on a pan-European basis. Prior to joining Hines in 2008, Mr. Knapp spent five years at the Renzo Piano Building Workshop working in Paris, France and Genova, Italy. Mr. Knapp graduated from Rice University with a Bachelor of Architecture and holds a Masters in Real Estate Development from Massachusetts Institute of Technology.

Omar Thowfeek, Chief Operating Officer	40
Mr. Thowfeek joined Hines in February 2014 and was appointed to Chief Operating Officer, effective April 1, 2024, following the departure of Janice Walker from the Company. He has served as Managing Director – Investments for the general partner of HGIT Advisors LP, the Company’s external advisor, since June 2019 and assumed the responsibilities for international acquisitions and portfolio management across the REIT platform in mid-2017. During his tenure at Hines, he has underwritten over $10 billion in global real estate with an emphasis on office, student housing, and logistics assets throughout Europe. In his current role, he leads the underwriting for all international real estate acquisitions for the REIT platform and has responsibility for approximately $3 billion of investments across 8 countries in multiple product types. During this tenure he has become experienced in understanding investing efficiencies throughout multiple international jurisdictions for a U.S. based investor. Mr. Thowfeek received a BA in History and a BBA in Finance from the University of Texas at Austin.

Name and Title	Age	Experience
J. Shea Morgenroth, Chief Financial Officer	49
Mr. Morgenroth joined Hines in October 2003 and has served as Chief Financial Officer for us and the general partner of our Advisor since June 2019. He also served as Senior Vice President – Controller and the CFO of Investment Management at Hines, since April 2019. Prior to that, he was a Vice President – Controller for Hines since July 2012. Mr. Morgenroth served as CAO and Treasurer for Hines REIT and the general partner of the Advisor from July 2013 until June 2019. From November 2011, Mr. Morgenroth served as CAO and Treasurer for Hines Global REIT and the general partner of HGALP. Mr. Morgenroth also served as CAO and Treasurer of Hines REIT and the general partner of HALP from November 2011 through the liquidation and dissolution of Hines REIT in August 2018. In these roles, Mr. Morgenroth has been responsible for the oversight of the treasury, accounting, financial reporting and SEC reporting functions, as well as the Sarbanes-Oxley compliance program in the U.S. and internationally. Prior to his appointment as CAO and Treasurer for Hines Global REIT, Mr. Morgenroth served as a Senior Controller for Hines Global REIT and the general partner of HGALP from December 2008 until November 2011, for Hines REIT and the general partner of HALP from January 2008 until November 2011, and as a Controller for Hines REIT and the general partner of HALP from October 2003 to January 2008. In these roles, he was responsible for the management of the accounting, financial reporting and SEC reporting functions. Prior to joining Hines, Mr. Morgenroth was a manager in the audit practices of Arthur Andersen LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a B.B.A. in Accounting from Texas A&M University and is a certified public accountant.

A. Gordon Findlay, Chief Accounting Officer, Treasurer and Secretary	49
Mr. Findlay has served as CAO and Treasurer for us since June 2019 and as our Secretary since March 2021. Mr. Findlay joined Hines in November 2006. Mr. Findlay has served as a Vice President - Controller for Hines since October 2016 and as a Senior Controller for Hines from 2012 to October 2016. In these roles, he has been involved with managing the accounting, financial reporting and SEC reporting functions related to Hines Global, Hines Global REIT, and Hines REIT. Mr. Findlay also served as CAO and Treasurer of Hines Global REIT since June 2019. Prior to joining Hines, Mr. Findlay spent six years in the audit practice of Ernst & Young LLP, serving public and private clients in various industries. He holds a Bachelor of Business Administration degree in Accounting from University of Houston - Downtown and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

We have no employees. Our day-to-day management functions are performed by our Advisor and its affiliates. All of our executive officers are employed by and receive compensation from our Advisor or its affiliates, for all of their services to the Hines organization, including their service as our executive officers. The compensation received by our executive officers is not paid or determined by us, but rather by our Advisor or affiliates of our Advisor based on all the services provided by these individuals to the Hines organization, including us. As a result, we do not have and our compensation committee has not considered, a compensation policy or program for our executive officers and have not included a “Compensation Discussion and Analysis,” or “Compensation Committee Report” in this proxy statement. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to our Advisor and its affiliates.

STOCK OWNERSHIP BY DIRECTORS,
EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

Ownership

The following table shows, as of July 3, 2024, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, (2) our directors and director nominees, (3) our executive officers, and (4) all of our directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

		Common Stock Beneficially Owned (2)
Name of Beneficial Owner (1)	Position	Number of Shares of Common Stock		Percentage of Class
Jeffrey C. Hines	Chief Executive Officer, Director and Chairman of the Board of Directors	225,008	(3)(4)	*
John O. Niemann, Jr.	Independent Director	47,067		*
Dougal A. Cameron	Independent Director	28,453		*
Dr. Ruth J. Simmons	Independent Director	21,514		*
Diane S. Paddison	Independent Director Nominee	—		*
David L. Steinbach	Director	5,536		*
Laura Hines-Pierce	Director Nominee	—		*
Alfonso J. Munk	President and Chief Investment Officer - Americas	—		*
Alex Knapp	Chief Investment Officer - Europe	—		*
J. Shea Morgenroth	Chief Financial Officer	6,320		*
Omar Thowfeek	Chief Operating Officer	—		*
A. Gordon Findlay	Chief Accounting Officer, Treasurer and Secretary	—		*
All directors, director nominees and executive officers as a group (12 individuals)		333,898		0.1%

*    Amount represents less than 1%

(1)The address of each person listed is c/o Hines Global Income Trust, Inc., 845 Texas Avenue, Suite 3300, Houston, Texas 77002.

(2)For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days.

(3)Includes all shares of common stock owned directly by Hines Global REIT II Investor Limited Partnership. Mr. Hines is deemed to be the beneficial owner of the shares owned by Hines Global REIT II Investor Limited Partnership.

(4)This amount does not include the (i) 21,111 units of limited partnership interests in the Operating Partnership (“OP Units”) owned by Hines Global REIT II Associates Limited Partnership and (ii) the Special OP Units owned by the Advisor. Mr. Hines indirectly owns and/or controls Hines Global REIT II Associates Limited Partnership and the Advisor. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, shares of common stock. The holder of the Special OP Units is entitled to the performance participation allocation described in “Certain Relationships and Related Party Transactions” below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Advisor

We do not have employees. Subject to the supervision of our board of directors, our day-to-day operations are conducted by our Advisor in accordance with the Advisory Agreement. Our Advisor is an affiliate of Hines and is wholly-owned, indirectly, by, or for the benefit of, our CEO and the Chairman of our board of directors, Jeffrey C. Hines, who shares control of our Advisor with Laura E. Hines-Pierce. All of our executive officers are employed by, and all of our executive officers actively participate in, the management of our Advisor and its affiliates.

Our executive officers have control and primary responsibility for the management decisions of our Advisor, including the acquisition and disposition of investment properties recommended to our board of directors, the negotiations for these transactions, and oversight of the property management and leasing of properties we own. In December 2023, the Company’s board of directors, including the independent directors, approved the renewal of the Advisory Agreement for an additional one-year term, extending the termination date of the agreement from December 31, 2023 to December 31, 2024. Renewals of the agreement must be approved by the Conflicts Committee. The Advisory Agreement may be terminated:

•immediately by us (i) in the event our Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty, (ii) upon the bankruptcy of our Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by our Advisor that remains uncured after 10 days’ written notice;

•without cause or penalty by us or by our Advisor upon 60 days’ written notice; or

•immediately by our Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us that remains uncured after 10 days’ written notice.

Our Advisor and its affiliates receive compensation and are reimbursed for certain expenses in connection with services provided to us. These payments are summarized below. In the event the Advisory Agreement is terminated, our Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Upon termination, we may also be obligated to purchase certain ownership interests in the Operating Partnership owned by our Advisor or other affiliates of Hines under certain circumstances.

The following summarizes the compensation payable to our Advisor:

•In December 2017, our Advisor agreed to advance all of our organization and offering costs related to our second public offering that were incurred through December 31, 2018 and agreed to be repaid ratably in monthly payments from January 2019 through December 2023. In January 2019, we began reimbursing our Advisor for all such advanced expenses, and we reimbursed the Advisor ratably through December 31, 2023, to the extent cumulative organization and offering costs did not exceed an amount equal to 2.5% of gross offering proceeds from our public offerings. Additionally, we reimburse our Advisor for any organization and offering costs that it incurs on our behalf as and when incurred, to the extent that aggregate reimbursements to our Advisor for cumulative organization and offering costs do not exceed an amount equal to 2.5% of the gross offering proceeds from our public offerings. The total reimbursement related to organization and offering costs, selling commissions, dealer manager fees and the distribution and stockholder servicing fees related to a particular public offering may not exceed 15.0% of gross proceeds from the offering. For the year ended December 31, 2023, we reimbursed the Advisor $9.7 million in organization and offering costs and all costs advanced related to our second public offering were repaid by the end of the year.

•Our Advisor also receives asset management fees of 0.0625% per month of a) the value of our real estate investments at the end of each month included in the most recent determination of our NAV per share, and b) the aggregate proceeds received for selling interests in properties in the DST Program to third party investors. The Advisor waived 50% of the asset management fee payable with respect to the DST Program for the years ended December 31, 2024 and 2023. The Advisor is under no obligation to continue this waiver beyond that date. The asset management fee cannot exceed an amount equal to 1/12th of 1.25% of our NAV at the end of each applicable month. Additionally, the asset management fee can be paid, at our Advisor’s election, in cash, Class I shares or Class I OP Units in the Operating Partnership. Our Advisor earned $30.5 million in asset management fees during the year ended December 31, 2023. These fees were paid in cash.

•Through its ownership of the Special OP Units of the Operating Partnership, our Advisor also holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation of the Operating Partnership’s total return to its capital account. Total return is defined as distributions paid or accrued plus the change in NAV for the applicable period. Under the limited partnership agreement of the Operating Partnership, the annual total return will be allocated solely to our Advisor after the other unit holders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between our Advisor and all other unit holders is equal to 12.5% and 87.5% respectively. Thereafter, our Advisor will receive an allocation of 12.5% of the annual total return. The allocation of the performance participation interest is ultimately determined at the end of each calendar year, so long as the Advisory Agreement has not been terminated, and will be paid in cash or Class I OP Units of the Operating Partnership, at the election of our Advisor. For the year ended December 31, 2023, our Advisor did not earn a performance participation allocation.

•We will reimburse our Advisor for all expenses paid or incurred by our Advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our Advisor for any amount by which our operating expenses (including the asset management fee and the performance participation allocation) at the end of the four preceding fiscal quarters exceeds the greater of: a) 2.0% of our average invested assets, or b) 25.0% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period (the “2%/25% Limitation”). In 2023, these limits were not exceeded. In 2023, our Advisor incurred $6.2 million in expenses, such as general and administrative expenses, on our behalf, which were reimbursed by us. See “Hines – Property Management and Leasing Agreements” below for additional information concerning expense reimbursements to Hines.

We also agreed to indemnify our Advisor against losses it incurs in connection with its performance of its obligations under the Advisory Agreement, subject to terms and conditions in the Advisory Agreement.

DST Program Fees

In connection with the DST Program, Hines Real Estate Exchange LLC (“HREX), a wholly-owned subsidiary of the Operating Partnership, entered into a dealer manager agreement with the Dealer Manager, pursuant to which the Dealer Manager agreed to conduct the private placements for interests reflecting an indirect ownership of up to $1.0 billion of interests. As compensations for conducting these private placements, HREX will pay the Dealer Manager upfront selling commissions, upfront dealer manager fees and O&O fees of up to 5.0%, 1.0% and 1.25%, respectively, of the gross purchase price per unit of beneficial interest sold in the DST Program. In addition, with respect to Class S DST interests, HREX will pay the Dealer Manager ongoing fees in amounts up to 0.25% of the equity investment per year. All of these fees are funded by the private investors in the DST Program at the time of their investment or through deductions from distributions paid to such investors. The Dealer Manager may re-allow such commissions, ongoing fees and a portion of such dealer manager fees to participating broker dealers. These fees totaled $6.6 million for the year ended December 31, 2023.

The Dealer Manager

The table below summarizes the fees payable to the Dealer Manager effective as of December 6, 2017, the effective date of the restructuring, with respect to the sale of shares from our second public offering. The upfront selling commissions and dealer manager fees are each a percentage of the gross offering proceeds of the shares sold in the primary offering. No upfront selling commissions or dealer manager fees are payable with respect to shares issued under our distribution reinvestment plan.

	Class T Shares (1)	Class S Shares (1)	Class D Shares	Class I Shares
Upfront Selling Commission and Dealer Manager Fee	3.5%	3.5%	None	None
Ongoing Distribution and Stockholder Servicing Fees (per annum, as a percentage of the aggregate NAV of the outstanding shares of each class of common stock)	1.0%	0.85%	0.25%	None
(1)With respect to Class T shares, there is a maximum upfront sales load of up to 3.5% of the gross offering proceeds from the sale of such shares in the primary offering, consisting of any combination of selling commissions and dealer manager fees. With respect to Class S shares, the upfront sales load of up to 3.5% of the gross proceeds from the sale of such shares in the primary offering consists solely of selling commissions. Prior to August 20, 2021, the distribution and stockholder servicing fee was paid at a rate of 1.0% of NAV per annum with respect to Class S shares.

During the year ended December 31, 2023:

•the Dealer Manager earned approximately $0.3 million in dealer manager fees, which excludes the amount paid to the Dealer Manager by our Advisor, a portion of which the Dealer Manager re-allowed to participating broker dealers;

•the Dealer Manager earned approximately $2.9 million in selling commissions, all of which the Dealer Manager re-allowed to participating broker dealers; and

•the Dealer Manager earned approximately $10.4 million in distribution and stockholder servicing fees, all of which the Dealer Manager re-allowed to participating broker dealers.

Hines

Property Management and Leasing Agreements

Hines or its affiliates manage the properties in which we invest. When we acquire properties directly, we expect that we will pay Hines property management fees, leasing fees, tenant construction fees and other fees customarily paid to a property manager. Hines is wholly-owned by Jeffrey C. Hines.

During the year ended December 31, 2023, Hines earned the following approximate amounts pursuant to property management agreements under which Hines manages some of our properties:

•$6.6 million in property management fees;

•$2.5 million in leasing commissions and construction management fees; and

•$14.9 million for all costs Hines incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’ duties under the agreements.

Ownership Interests

The Operating Partnership

On July 31, 2013, we formed the Operating Partnership. Hines Global REIT II Associates Limited Partnership made an initial investment of $190,000 in limited partnership interests of the Operating Partnership and owned less than a 0.1% limited partnership interest in the Operating Partnership as of June 1, 2024. Our Advisor owns the Special OP Units in the Operating Partnership, as described above in Certain Relationships and Related Transactions.

Policies and Procedures for Review of Related Party Transactions

Potential conflicts of interest exist among us, Hines, our Advisor and other affiliates of Hines in relation to our existing agreements and how we will operate. Currently, three of our five directors are independent directors, and each of our independent directors serve on the Conflicts Committee of our board of directors. The Conflicts Committee reviews and approves all matters that our board of directors believes may involve conflicts of interest.

In order to reduce the effect of certain potential conflicts of interest, our Charter contains a number of restrictions relating to transactions we enter into with Hines, our Advisor, any of our directors and their respective affiliates. These restrictions include, among others, the following:

•Except as otherwise permitted in our Charter, we will not engage in transactions with Hines, our Advisor, any of our directors or their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•We will not purchase a property from Hines, our Advisor, any of our directors or their respective affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Hines, our Advisor, any of our directors or their respective affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In all cases where assets are acquired from Hines, our Advisor, any of our directors or their respective affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines, our Advisor, any of our directors or their respective affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines, our Advisor, any of our directors or their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us. Even following these procedures, Hines and its affiliates (including our officers and directors) may make substantial profits in connection with the acquisition or sale of properties from other investment vehicles sponsored by Hines, our Advisor, any of our directors or their respective affiliates.

•We will not enter into joint ventures with Hines, our Advisor, any of our directors or their respective affiliates, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•We will not make any loan to Hines, our Advisor, any of our directors or their respective affiliates except in the case of loans to our wholly owned subsidiaries and loans in which an independent expert has appraised the underlying asset. Any loans to us by Hines, our Advisor, any of our directors or their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms no less favorable to us than loans between unaffiliated parties under the same circumstances.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Relationship with Independent Registered Public Accounting Firm

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”) serve as our principal accounting firm. Deloitte & Touche audited our financial statements for the years ended December 31, 2023 and 2022. Deloitte & Touche reports directly to our Audit Committee.

Deloitte & Touche acted as our independent registered public accounting firm to audit our books and records for the fiscal year ended December 31, 2023, and the Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, by abstention, broker non-vote or by not submitting a proxy, have no impact on the vote.

Our board of directors unanimously recommends a vote “FOR” ratification of the appointment by our Audit Committee of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, our Audit Committee will reconsider the appointment of Deloitte & Touche, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in our best interest and the best interest of our stockholders.

Representatives of Deloitte & Touche are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from our stockholders.

Fees

Deloitte & Touche’s aggregate fees billed to us for the fiscal years ended December 31, 2023 and 2022 are as follows:

	2023	2022
Audit Fees	$1,046,900	$1,125,000
Audit-Related Fees (1)	37,000	35,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,083,900	$1,160,000
(1) These fees primarily relate to internal control attestation consultations, accounting consultations and other attestation services.

Pre-approval Policies and Procedures

Our Audit Committee has adopted a pre-approval policy requiring the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Deloitte & Touche. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC, and, if permissible, the potential effect of such services on the independence of Deloitte & Touche. All services performed for us in 2023 were pre-approved or ratified by our Audit Committee.

AUDIT COMMITTEE REPORT

To the Directors of Hines Global Income Trust, Inc.:

We have reviewed Hines Global Income Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2023 and discussed them with management and the Company’s independent registered public accounting firm.

We have discussed with the independent auditors the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Hines Global Income Trust, Inc. and its affiliates is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in Hines Global Income Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

Audit Committee

John O. Niemann, Jr., Chairman
Dougal A. Cameron
Dr. Ruth J. Simmons

OTHER MATTERS PRESENTED FOR ACTION AT THE 2024 ANNUAL MEETING

Our board of directors does not intend to present for action at the 2024 Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2025 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than March 19, 2025.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings. For any proposal that is not submitted for inclusion in our proxy material for the 2025 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our current bylaws, for a stockholder proposal to be properly submitted for presentation at our 2025 annual meeting of stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on February 17, 2025 and ending at 5:00 p.m., Central Time, on March 19, 2025; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Stockholder proposals must contain information specified in our bylaws, including:

•the name and address of the proposing stockholder (and any beneficial owner on whose behalf the proposal is being made) as they appear on our books;

•the number of shares of each class of Company stock owned beneficially and of record by the proposing stockholder (and the beneficial owner, if any);

•as to each director nominee:

•the name, age, business address, and residence address of the nominee;

•the number of shares of each class of Company stock beneficially owned by the nominee;

•all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved); and

•as to any other business that the stockholder proposes to bring before the meeting:

•a brief description of the business to be brought before the meeting;

•the reasons for conducting such business at the meeting; and

•any material interest in such business that the proposing stockholder (and the beneficial owner, if any) may have.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our board of directors’ nominees must provide notice that complies with the additional requirements of Rule 14a-19(b) under the Exchange Act.

All nominations must also comply with our Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Hines Global Income Trust, Inc., 845 Texas Avenue, Suite 3300, Houston, Texas 77002, Attention: A. Gordon Findlay, Chief Accounting Officer, Treasurer and Secretary (telephone: (888) 220-6121).

You may obtain a copy of our Charter and our bylaws, in which these procedures are set forth, upon written request to our Secretary at the address above.

By Order of the Board of Directors,

A.Gordon Findlay
Chief Accounting Officer, Treasurer and Secretary

Houston, Texas
July 3, 2024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com/HGIT or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HGIT2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54227-P15819

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HINES GLOBAL INCOME TRUST, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Against	Abstain
1a. Jeffrey C. Hines	☐	☐	☐
1b. David L. Steinbach	☐	☐	☐
1c. Laura Hines-Pierce	☐	☐	☐
1d. John O. Niemann, Jr.	☐	☐	☐
1e. Dougal A. Cameron	☐	☐	☐
1f. Dr. Ruth J. Simmons	☐	☐	☐
1g. Diane S. Paddison	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com/HGIT.

V54228-P15819

HINES GLOBAL INCOME TRUST, INC.
Annual Meeting of Stockholders
October 1, 2024 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeffrey C. Hines and J. Shea Morgenroth, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HINES GLOBAL INCOME TRUST, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 11:00 AM, Central time on October 1, 2024, at www.virtualshareholdermeeting.com/HGIT2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side